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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:               CONTACT:

VALHI, INC.                          Bobby D. O'Brien
Three Lincoln Centre                 Vice President and Chief Financial Officer
5430 LBJ Freeway, Suite 1700         (972) 233-1700
Dallas, Texas 75240-2697

                        VALHI DECLARES QUARTERLY DIVIDEND



     DALLAS, TEXAS . . . March 2, 2006 . . . Valhi, Inc. (NYSE: VHI) announced today that its board of directors has declared a regular quarterly dividend of ten cents ($0.10) per share on its common stock, payable on March 31, 2006 to stockholders of record at the close of business on March 16, 2006.

     Valhi, Inc. is engaged in the titanium dioxide pigments, component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium metals products and waste management industries.

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